SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     April 29, 2015

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    The Company held its 2015 annual meeting of shareholders on April 29, 2015.

(b)    The following sets forth the voting results on each of the matters voted upon at the annual meeting:

Proposal 1.    Election of Directors

Each of the following individuals was elected as a director at the annual meeting.

Nominee	No. of Votes “For”	No. of Votes “Withheld”
Thomas M. Botts	19,106,708	1,968,393
Felix M. Brueck	20,798,706	276,395
B. Bernard Burns, Jr.	20,893,607	181,494
Diane C. Creel	20,879,455	195,646
Gordon D. Harnett	20,867,795	207,306
David L. Hauser	20,882,721	192,380
Stephen E. Macadam	20,987,326	87,775
Kees van der Graaf	20,756,411	318,690

There were 1,650,348 broker non-votes on the proposal for the election of directors.

Proposal 2.    Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the annual meeting.

No. of Votes “For”	No. of Votes “Against”	No. of Abstentions	No. of Broker Non-votes
15,085,631	5,978,694	10,776	1,650,348

Proposal 3.    Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2015.

No. of Votes “For”	No. of Votes “Against”	No. of Abstentions	No. of Broker Non-votes
22,561,512	156,655	7,282	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 1, 2015

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Vice President, General Counsel and Secretary

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